Exhibit 99.1

Contact:

Randy Jonkers

Chief Financial Officer

800.287.4383

investor.relations@pervasive.com

Pervasive Software Reports Results for Its Second Quarter of Fiscal Year 2013

Company Reports 48th Consecutive Profitable Quarter

AUSTIN, Texas – (January 28, 2013) – Pervasive Software® Inc. (NASDAQ: PVSW), a global leader in cloud-based and on-premises data innovation, today announced financial results for the second quarter ending December 31, 2012.

For the second quarter ended December 31, 2012:

•

Revenue was $12.5 million, consistent with the company’s $11.8 million to $12.8 million expectations communicated on October 23, 2012, and compared to $11.9 million for the second quarter of last fiscal year. Domestic revenue totaled $8.4 million or 67%, while international revenue totaled $4.1 million or 33%.

•

Net income was $0.4 million, or $0.03 diluted earnings per share, net of a $0.02 negative impact from unsolicited proposal costs, at the high end of expectations in the range of $0.01 to $0.04 excluding unsolicited proposal costs as communicated on October 23, 2012, and compared to net income of $0.5 million, or $0.03 diluted earnings per share, for the second quarter of last fiscal year.

•

On a non-GAAP basis, as described below, Pervasive realized net income of $1.1 million, or $0.06 diluted earnings per share, at the high end of expectations in the range of $0.03 to $0.06 excluding unsolicited proposal costs as communicated on October 23, 2012, and compared to net income of $0.8 million, or $0.05 diluted earnings per share, in the second quarter of last fiscal year. Non-GAAP results exclude amortization of purchased intangibles, stock-based compensation expense and costs associated with the unsolicited Actian Proposal and Related Solicitation of Potential Bids (“unsolicited proposal costs”), and assume a non-GAAP effective tax rate of 34%.

Pervasive continued to maintain a solid cash position in the second quarter of fiscal 2013, ending the quarter with approximately $45.7 million in cash and marketable securities. Database and integration products represented approximately 59% and 36%, respectively, of total revenue while Pervasive Business Xchange™ and Big Data & Analytics products made up the remainder. The Company had 263 employees at December 31, 2012.

Pending Merger Transaction

On January 28, 2013, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Actian Corporation, a Delaware corporation (“Actian”), and Actian Sub II, Inc., a Delaware corporation and wholly owned subsidiary of Actian, pursuant to which Actian will acquire, subject to certain exceptions, all of the outstanding shares of the Company’s common stock for a purchase price of $9.20 per share in cash. The merger is currently expected to close in the second calendar quarter of 2013 and is subject to customary closing conditions, including approval by Pervasive’s stockholders, Hart-Scott-Rodino anti-trust clearance, Securities and Exchange Commission clearance and stock exchange approvals.

TC Lending, LLC, a subsidiary of TPG Specialty Lending, Inc., has committed to provide debt financing for the transaction, subject to certain terms and conditions. Shea & Company, LLC serves as financial advisor to the Board of Directors of Pervasive Software.

In light of this ongoing process, the company is not hosting the customary conference call following today’s earnings release.

Additional Information about the Pending Merger and Where to Find It

This communication may be deemed to be solicitation material in respect of the pending merger of the Company with a subsidiary of Actian. In connection with the pending transaction, the Company intends to file a preliminary proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”), and intends to file a definitive proxy statement and other relevant materials. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the pending transaction and related matters. BEFORE MAKING ANY VOTING DECISION, PERVASIVE SOFTWARE STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PENDING TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Pervasive Software with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Pervasive Software by contacting Pervasive Software’s Investor Relations by telephone at 800.287.4383, or by mail at Pervasive Software Inc., 12365 Riata Trace Pkwy, Austin, Texas 78727, Attention: Investor Relations, or by going to Pervasive Software’s Investor Relations page on its corporate web site at www.pervasive.com.

Participants in the Solicitation

Pervasive Software and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Pervasive Software in connection with the pending merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is included in Pervasive Software’s Annual Proxy Statement on Form DEF 14A, which was filed with the SEC on October 5, 2012.

About Pervasive Software

Pervasive is a global data innovation leader, delivering software to manage, integrate and analyze data, in the cloud or on-premises, throughout the entire data lifecycle. Pervasive products deliver value to tens of thousands of customers worldwide, often embedded within partners’ software, with breakthrough performance, flexibility, reliability and return on investment. For additional information, go to www.pervasive.com.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP Measures to Non-GAAP” and “Reconciliation of Forward-Looking Guidance.”

Cautionary Statement

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document may include statements about future financial and operating results, benefits to Pervasive’s customers and the proposed transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if Pervasive does not receive required stockholder approval or fails to satisfy other conditions to closing, the transaction will not be consummated. In any forward-looking statement in which Pervasive expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks associated with uncertainty as to whether the transaction will be completed, costs and potential litigation associated with the transaction, the failure to obtain approval from Pervasive’s stockholders, the failure of either party to meet the closing conditions set forth in the merger agreement, the extent and timing of regulatory approvals and the risk factors discussed from time to time by the company in reports filed with the SEC. We urge you to carefully consider the risks which are described in Pervasive’s Annual Report on Form 10-K for the year ended June 30, 2012, Pervasive’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012 and in Pervasive’s other SEC filings. Pervasive is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

All Pervasive brand and product names are trademarks or registered trademarks of Pervasive Software Inc. in the

United States and other countries. All other marks are the property of their respective owners.

Pervasive Software Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	June 30,
	2012	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,585	$11,115
Marketable securities	18,089	31,609
Trade accounts receivable, net	8,396	8,528
Deferred tax assets, net	987	1,169
Prepaid expenses and other current assets	1,952	1,240

Total current assets	57,009	53,661

Property and equipment, net	1,286	1,295

Purchased intangibles	824	1,085
Goodwill	38,508	38,508
Deferred tax assets, net	2,134	2,231
Other assets	232	329

Total assets	$99,993	$97,109

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$6,343	$6,677
Deferred revenue	7,157	7,770

Total current liabilities	13,500	14,447

Stockholders’ equity	86,493	82,662

Total liabilities and stockholders’ equity	$99,993	$97,109

Pervasive Software Inc.

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	December 31		December 31
	2012	2011	2012	2011
Revenues:
Product licenses	$7,784	$7,229	$16,179	$14,846
Services and other	4,730	4,651	9,014	8,761

Total revenue	12,514	11,880	25,193	23,607

Costs and expenses:
Cost of product licenses	378	349	827	717
Cost of services and other	1,761	1,491	3,490	2,848
Sales and marketing	4,886	4,933	10,004	9,865
Research and development	3,219	3,033	6,581	6,119
General and administrative	1,256	1,526	2,507	3,279
Unsolicited proposal costs	433	—	579	—

Total costs and expenses	11,933	11,332	23,988	22,828

Operating income	581	548	1,205	779

Interest and other income, net	9	18	19	34
Income tax provision	(145)	(60)	(333)	(124)

Net income	$445	$506	$891	$689

Diluted earnings per share	$0.03	$0.03	$0.05	$0.04

Shares used in computing diluted earnings per share	16,747	16,151	16,581	16,211

Pervasive Software Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended		Six months ended
	December 31		December 31
	2012	2011	2012	2011
Cash from operations
Net income	$445	$506	$891	$689
Adjustments to reconcile net income to net cash provided by operations:
Depreciation & amortization	327	327	649	684
Non-cash stock compensation expense	481	468	984	913
Non-cash changes in deferred tax assets	141	(255)	280	(206)
Other non-cash adjustments	—	—	150	—
Changes in current assets and liabilities:
Trade accounts receivable	532	440	(13)	907
Prepaid expenses and other current assets	219	(101)	(259)	231
Accounts payable and accrued liabilities	(316)	268	(757)	(692)
Deferred rent and lease related accruals	(32)	308	(64)	616
Deferred revenue	128	307	(620)	359

Net cash provided by operations	1,925	2,268	1,241	3,501

Cash from investing activities
Purchase of property and equipment	(232)	(124)	(376)	(482)
Sales and purchases of marketable securities, net	6,239	2,514	13,514	(1,916)
Decrease in other assets	1	2	2	4

Net cash provided by (used in) investing activities	6,008	2,392	13,140	(2,394)

Cash from financing activities
Proceeds from exercise of stock options	1,276	97	2,097	488
Acquisition of treasury stock	—	(505)	(3)	(693)

Net cash used in financing activities	1,276	(408)	2,094	(205)

Effect of exchange rate on cash and cash equivalents	(52)	(30)	(5)	(40)

Increase (decrease) in cash and cash equivalents	9,157	4,222	16,470	862
Cash and cash equivalents at beginning of period	18,428	4,920	11,115	8,280

Cash and cash equivalents at end of period	$27,585	$9,142	$27,585	$9,142

About Non-GAAP Financial Measures

The company provides non-GAAP measures for net income and net income per share data as supplemental information regarding the company’s core business operational performance. The company believes that these non-GAAP financial measures are useful to investors because they exclude certain non-operating or non-recurring charges. The company’s management excludes these non-operating or non-recurring charges when it internally evaluates the performance of the company’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation. In addition, these non-GAAP measures more closely reflect the essential revenue generation activities of the company and the direct operating expenses (resulting in or from cash expenditures) needed to perform these revenue generating activities. Accordingly, management excludes the amortization of purchased intangible assets related to acquisitions, stock-based compensation related to employee stock options and unsolicited proposal costs.

The company believes that providing the non-GAAP measures that management uses is useful to investors for two primary reasons. First, it provides a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods. And second, it allows investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, US GAAP, and therefore the company’s definition or interpretation may be different from similar non-GAAP measures used by other companies and independent financial analysts. However, the company’s management compensates for these limitations by providing the relevant and detailed disclosure of the items excluded in the calculation of non-GAAP net income and non-GAAP diluted earnings per share, which should be supplementally considered when evaluating the company’s results. In addition, items such as amortization of purchased intangibles, stock compensation charges and significant and non-recurring items that are excluded from non-GAAP net income and non-GAAP diluted earnings per share can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. The company has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate the company’s core operating performance the way management does. The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Purchased Intangibles

The company has recorded amortization of acquired intellectual property intangibles, included in its GAAP financial statements, related to the acquisition of assets of ChanneLinx, Inc. Management excludes these items for purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share. The company believes that eliminating this expense in determining its non-GAAP measures is useful to investors because doing so provides a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods, it allows investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management, and it allows a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Finally, the company believes that non-GAAP measures of profitability that exclude amortization of acquired intellectual property intangibles are widely used by analysts and investors in the software industry.

Stock-based Compensation Expense

The company has incurred stock-based compensation expense as determined under ASC 718 (formerly SFAS 123R) for the quarters ending on or after September 30, 2005, and under APB 25 for earlier comparable periods in its GAAP financial results. Since stock-based compensation is a non-cash charge, the company excludes this item for the purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share. In addition, the exclusion of stock-based compensation from the non-GAAP measures is done to allow a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods, allow investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management, and allow a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. The very nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of core revenue-generating operations relative to prior periods (including prior periods following the adoption of ASC 718, formerly SFAS 123R). Finally, the company believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Unsolicited Proposal Costs

The company has incurred expenses related to an unsolicited, non-binding proposal received from Actian Corporation on August 13, 2012. Management excludes these costs for purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share. The costs associated with this unsolicited proposal include legal fees, financial consultation fees, M&A advisory fees and other costs related to these services. The exclusion of unsolicited proposal costs from the non-GAAP measures is done to allow a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods, allow investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management, and allow a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Finally, the company believes that non-GAAP measures of profitability that exclude such significant and non-recurring items are widely used by analysts and investors in the software industry.

Income Tax Adjustment

Income taxes represent a complex element of any company’s income statement, and effective tax rates can vary widely from year to year and from company to company, especially in periods in which adjustments are made to a company’s valuation reserve for deferred tax assets. The company uses a statutory tax rate of 34% to reflect income tax adjustments in presentation of its non-GAAP net income and non-GAAP diluted earnings per share. Utilization of a statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods, allow investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management, and allow a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Finally, the company believes that non-GAAP measures of profitability that are based on more standardized statutory tax rates are widely used by analysts and investors in the software industry.

Pervasive Software Inc.

Reconciliation of GAAP Measures to Non-GAAP

(in thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	December 31,		December 31,
	2012	2011	2012	2011
	Net Income	Net Income	Net Income	Net Income
GAAP	$445	$506	$891	$689
Amortization of intangible assets—cost of product licenses	130	130	260	260
Stock-based compensation—cost of services and other	20	15	39	29
Stock-based compensation—sales and marketing expense	174	148	363	281
Stock-based compensation—research and development expense	101	75	216	149
Stock-based compensation—general and administrative expense	186	229	366	453
Unsolicited proposal costs	433		579
Income tax adjustment for non-GAAP	(411)	(334)	(702)	(550)

Non-GAAP	$1,078	$769	$2,012	$1,311

GAAP net income per share—diluted	$0.03	$0.03	$0.05	$0.04

Non-GAAP net income per share—diluted	$0.06	$0.05	$0.12	$0.08

Shares used to compute GAAP net income per share—diluted	16,747	16,151	16,581	16,211

Shares used to compute non-GAAP net income per share—diluted	17,418	16,514	17,303	16,556